EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-90029) on Form S-8 of Concur Technologies, Inc. of our report dated June 27, 2007, with respect to the financial statements and supplemental schedule of the Concur Technologies, Inc. 401(k) Plan as of December 31, 2006 and 2005 and for the year ended December 31, 2006, included in this annual report on Form 11-K.

/s/ MOSS ADAMS LLP

Seattle, Washington

June 27, 2007